Exhibit 2.1(d)


                     FOURTH AMENDMENT TO CONSOLIDATION AGREEMENT

               This Fourth Amendment ("Fourth Amendment") to the Consolidation Agreement dated as of the 1st day of April, 1996 (the "Consolidation Agreement") between Grand Court Lifestyles, Inc., a Delaware corporation ("Grand Court"), party of the first part, and John Luciani and Bernard M. Rodin (the "Transferring Shareholders") and J&B Management Company, a New Jersey partnership (the "Company"), parties of the second part, is made as of the 1st day of April, 1996. Capitalization terms not defined herein shall have the meanings ascribed to them in the Consolidation Agreement.

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

               Whereas, Grand Court, the Transferring Shareholders and the Company entered into the Consolidation Agreement;

               Whereas, Grand Court, the Transferring Shareholders and the Company desire to amend Schedule 1.2 of the Agreement by this Fourth Amendment to include additional interests to be transferred by the Transferring Shareholders to Grand Court;

               Accordingly, the parties hereto agree as follows:

                                      ARTICLE II
                                     Obligations

               Schedule 1.2 is hereby amended to include immediately after clause (f) thereof new clauses (g) through (i) as follows:

               (g) interests in Leisure Centers, LLC-II, a Texas limited liability Company;
               (h) interests in Leisure Centers, LLC-III, a Texas limited liability Company; and
               (i) interests in Leisure Centers, LLC-IV, a Texas limited liability Company.

                                     ARTICLE III
                                    Miscellaneous

               Except as herein specifically amended, all of the terms, provisions and conditions of the Consolidation Agreement shall continue to remain in full force and effect.

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               IN WITNESS WHEREOF, the parties hereto have caused this
          Fourth Amendment to be duly executed as of the day and year first above written.


          /s/ John Luciani                   /s/ Bernard M. Rodin
          -----------------------------      ------------------------------
          John Luciani                       Bernard M. Rodin


                               J & B MANAGEMENT COMPANY


          /s/ John Luciani                   /s/ Bernard M. Rodin
          -----------------------------      ------------------------------
          By:  John Luciani, Partner         By:  Bernard M. Rodin, Partner


                             GRAND COURT LIFESTYLES, INC.


          /s/ John Luciani                   /s/ Bernard M. Rodin
          -----------------------------      ------------------------------
          By:  John Luciani, President       By:  Bernard M. Rodin, Vice-
                                                      President